EXHIBIT 10.11

                            THIRD AMENDMENT TO LEASE

         This Third Amendment to Lease is made and entered into this 1st day of January, 1999, by and between Frank S. Card and Maralee Jeanne Card, as Trustees in the Card Trust U/D/T October 6, 1994 ("Lessor"), on the one hand and Gardenburger, Inc. ("Lessee"), on the other.

                                    RECITALS

         A. On or about January 1, 1993, Lessor and Lessee entered into a certain lease agreement (the "Lease"), pursuant to which Lessor agreed to lease to Lessee certain real property in the City of Portland, Oregon described as follows: Lots 1 and 2, Block 172, HAWTHORNE PARK, Multnomah County, Oregon (the "Premises"), having a street address of 1416 S.E. 8th Avenue, Portland, Oregon.

         B. The Premises are currently owned by Frank S. Card and Maralee Jeanne Card, as Trustees in the Card Trust U/D/T October 6, 1994.

         C. On or about January 1, 1998, the parties hereto entered into a Second Amendment to Lease pursuant to which (1) the term of the Lease was an additional year, commencing January 1, 1998, and ending December 31, 1998, (2) the Lessee had the option to renew the lease for an additional year if notification of such renewal was given to Lessor by November 1, 1998.

         D. The parties hereto desire to amend the Lease and make the Lease a lease for a period of one year effective January 1, 1999, with the option of renewing the Lease for an additional year.

                                    AMENDMENT

         Now, therefore, in consideration for the mutual covenants contained herein, the parties hereto agree to amend the Lease as follows:

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         1. TERM OF LEASE. The term of the Lease will be one year, commencing
January 1, 1999, and ending December 31, 1999.

         2. RENEWAL OPTION. Lessee shall have the option to renew the Lease for an additional one-year term if notification of such renewal is given to Lessor by November 1, 1999. If no notification is given to Lessor, the Lease shall terminate on December 31, 1999.

         3. RENT. Beginning with the rent due for January 1999, Lessee shall pay Lessor a rental rate of $2,700 per month, which includes a $500 per month rental rate for the use of the billboard sign.

         4. NO OTHER MODIFICATION TO LEASE. No other modification to the Lease is made or intended to be made hereby. All terms, conditions, and covenants to the Lease, to the extent not inconsistent with the foregoing amendments, shall remain in full force and effect.


LESSOR:


                          /s/ Frank S. Card
                          --------------------------------
                          Frank S. Card, as Trustee in the Card
                          Trust U/D/T October 6, 1994


                          /s/ Maralee Jeanne Card
                          --------------------------------
                          Maralee Jeanne Card, as Trustee in the
                          Card Trust U/D/T October 6, 1994


LESSEE:                   GARDENBURGER, INC.


                          By: /s/ Richard C. Dietz
                              -----------------------------
                              Richard C. Dietz
                              Executive Vice President and
                              Chief Financial Officer


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